                                                                   EXHIBIT 10.12


                          LICENSED PREMISES AGREEMENT
                          ---------------------------


     THIS LICENSED PREMISES AGREEMENT ("Agreement") is entered into this 21st day of July, 1998 (the Execution Date"), by and between ENDEAVOR TECHNOLOGIES, INC., a Georgia corporation ("Licensor"), and MATRIA HEALTHCARE, INC., a Delaware corporation ("Licensee").


                             W I T N E S S E T H:

     WHEREAS, Licensor is subleasing certain premises known as Suite 400 (the "Premises"), located at The Lenox Building, 3399 Peachtree Street, N.E., Atlanta, Georgia (the "Building"), pursuant to that certain sublease (the "Sublease") by and between Licensor, as subtenant, and Premiere Communications, Inc., as sublandlord ("Sublandlord"), dated as of December 16, 1997; and

     WHEREAS, Sublandlord is leasing the Premises pursuant to that certain lease (the "Lease") by and between Sublandlord, as tenant, and Corporate Property Investors, Inc., as landlord ("Landlord"), dated as of March _____, 1997; and

     WHEREAS, Sublandlord and Licensor entered into that certain Equipment Lease dated December 15, 1997 (the "Equipment Lease"); and

     WHEREAS, Licensor operates a call center upon the Premises and Licensee desires to use, on a non-exclusive basis, certain amenities associated with such call center; and

     WHEREAS, Licensor is willing to grant a license to Licensee for Licensee's use of such amenities, subject to the terms and conditions below stated.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Recitals. The foregoing Recitals are true and correct and are
          --------
incorporated by this reference as if fully set forth herein.

     2.   Grant of License.
          ----------------

          a. Licensor hereby grants to Licensee an exclusive license to use twenty (20) call stations (the "Chairs") within the Premises. Licensee agrees that the location of the Chairs shall be designated (and may be redesignated from time to time as deemed necessary or appropriate) by Licensor in its sole discretion.

          b. Licensor hereby grants to Licensee a non-exclusive license, in common with Licensor and its successors, assigns, licensees, invitees and guests, to use, as reasonably necessary, the aisles, corridors, break rooms, restrooms and other amenities within or associated with the Premises, including any and all common areas of the Building in which Licensor has been granted such rights under the Sublease (such common areas of the Premises and the Building, together with the Chairs, being hereinafter referred to as the "Licensed Premises"), subject to such reasonable rules and regulations as Licensor may promulgate from time to time and the terms and conditions of this Agreement and the Sublease and the Lease.

          c. Notwithstanding any provision of the Equipment Lease to the contrary, during the term of this Agreement, Licensor hereby grants to Licensee a non-exclusive license, in common with Licensor, its successors and assigns, to use the Equipment (as such term is defined in the Equipment Lease) in a reasonable and prudent manner in connection with the non-exclusive license granted to Licensee pursuant to Sections 2(a) and 2(b) hereof. Licensee shall abide by the terms of the Equipment Lease. Licensee shall not repair the Equipment without Licensor's consent.

     3.   Term. The term of the license granted hereunder shall commence as of
          ----
the date of this Agreement and shall expire, unless sooner terminated, on December 31, 1998.

     4.   Use. The Licensed Premises may be used by Licensee only for the
          ---
conduct of a call center in support of Licensee's health care business, and for no other purpose, without the prior written consent of Licensor, which consent may be withheld in Licensor's sole discretion. Licensee shall comply with the terms and conditions of this Agreement and those of the Sublease and the Lease (copies of which are attached hereto as Exhibit A and Exhibit B, respectively)
                                        ---------     ---------
and shall comply with all legal requirements in connection with its use of the Licensed Premises, including, without limitation, compliance with all zoning, building and environmental laws and the obtaining of all required licenses and permits.

     5.   License Fee. Licensee shall pay Licensor a license fee of $5,833.33
          -----------
per month, beginning on the Execution Date and continuing on the first (1st) day of each month thereafter during the term of the Agreement ("Due Date"), without demand, deduction, set-off or abatement whatsoever, said payments to be made in lawful United States currency. Appropriate prorations shall be made in the event the Execution Date is not a Due Date or in the event that the Agreement terminates prior to a Due Date.

     6.   Subordination. Licensee acknowledges that its use of the Licensed
          -------------
Premises shall at all times be subject to the rights of Licensor and to the rights of Sublandlord and Landlord set forth in the Sublease and Lease, respectively. Licensor shall have no liability to Licensee for any acts of the Sublandlord or Landlord pursuant to the Sublease or Lease.

     7.   Personal Rights. The rights of Licensee under this Agreement are
          ---------------
personal to Licensee and shall not run with the land. Licensee may not assign or transfer its rights hereunder to any other person, firm, corporation or entity, other than to a wholly-owned subsidiary of Licensee, without the prior written consent of Licensor, which consent may be withheld in Licensor's sole discretion. No person claiming by, through or under Licensee, other than to a wholly-owned subsidiary of Licensee, shall have the benefit of this Agreement, and any attempted transfer or assignment of Licensee's rights hereunder, other than to a wholly-owned subsidiary of Licensee, made without the prior written consent of Licensor shall be void or voidable, at Licensor's sole discretion.

     8.   Indemnification. Licensee shall not claim any damages from Licensor in
          ---------------
connection with or on account of any injuries or damages arising directly or indirectly from or in connection with Licensee's use of or inability to use the Licensed Premises unless due to or caused by Licensor's gross negligence or without willful misconduct, and Licensee shall indemnify and hold Licensor harmless from and against all claims, expenses, obligations, liabilities, judgments, awards, violations, fines, penalties, costs and damages (including without limitation, attorneys' fees and costs of suit) (collectively, a "Loss") in connection with any occurrence whatsoever on or with respect to the use or occupancy by Licensee of the Licensed Premises including, without limitation, claims or damages resulting from violations of applicable building codes or permits), but excluding any Loss due to or caused by Licensor's gross negligence or willful misconduct or arising from or in connection with Licensor's failure to obtain the consent of Landlord or Sublandlord to this Agreement as may be required by the Lease or the Sublease..

     9.   Insurance. Licensee, at Licensee's sole cost and expense, shall obtain
          ---------
and maintain in effect at all times during the term of this Agreement, insurance as follows:

          a. Comprehensive general liability insurance, written by an insurance company reasonably approved by Licensor, naming Licensor as an additional insured. Such policy shall protect Licensor and Licensee against loss, damage or liability for personal injury or death of any person or loss or damage to property, occurring in, on or about the Licensed Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate, such coverage to include personal injury, bodily injury, broad form property damage, premises/operations, blanket contractual liability, products and completed operations liability, and contain provisions stating that the insureds and additional insureds are covered jointly and severally;

          b. "All Risk" insurance against fire, extended coverage, vandalism, malicious mischief and all risks, upon all property owned by Licensee and located at the Licensed Premises, in an amount equal to the full replacement cost thereof; and

          c. Worker's Compensation and employer's liability insurance covering all of Licensee's employees (including any person deemed to be an employee under any applicable law, code, regulation or ruling), at or about the Licensed Premises.

No policy required by this paragraph 9 shall be cancelable except upon thirty
(30) days prior written notice to Licensor. Within ten (10) days of execution of this Agreement, Licensee shall deliver to Licensor a certificate of insurance evidencing compliance with this paragraph 8.

     10.  No Estate. Licensee expressly agrees that Licensee does not and shall
          ---------
not at any time claim any interest or estate of any kind or extent whatsoever in the Licensed Premises or the Premises, other than the rights granted under, and subject to, the terms and conditions contained in this Agreement.

     11.  Termination. Licensee shall have the right to terminate this Agreement
          -----------
for any reason upon thirty (30) days prior written notice to Licensor. In addition, in the event of termination of the Sublease or the Lease, either party hereto, provided it is not responsible for a default causing such termination, shall have the right to terminate this Agreement upon written notice to the other party, which termination shall be effective on the date on which such other agreement terminates, unless the parties may agree to another effective date. Upon the expiration of this Agreement or the sooner termination thereof in accordance with this paragraph 11 or paragraph 12 below, Licensee shall peaceably surrender the Licensed Premises and restore same to Licensor's reasonable satisfaction, and thereafter, Licensee shall have no further rights in or to the Licensed Premises.

     12.  Default. Licensee shall be in default of this Agreement if it fails to
          -------
comply with any provision hereof or with any term or condition of the Sublease or Lease, other than the non-assignment provisions thereof.

     13.  Remedies. Should any default by Licensee continue for a period of ten
          --------
(10) days after receipt of written notice from Licensor, Licensor shall have the right (a) to terminate this Agreement; (b) to perform or cure Licensee's default, the cost of which shall be paid by Licensee upon demand, together with interest at the rate of twelve percent (12%) per annum; (c) to remove all persons, goods, fixtures and chattels from the Licensed Premises (by force or otherwise), without liability for damages; and (d) to recover from Licensee any and all damages or losses incurred by Licensor as a result of such breach, including, without limitation, attorneys' fees and costs of suit. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     14.  Services. Licensor acknowledges and agrees that Licensee shall
          --------
provide, only via the Sublandlord and/or Landlord, maintenance or repair of the Licensed Premises, utilities or services described as being provided to Licensor under the Sublease and/or Lease. Licensee shall receive directly from the Sublandlord and/or Landlord all services and utilities and the performance of all obligations which the Sublandlord and/or Landlord is required to provide in and for the benefit of the Licensed Premises, and Licensor shall have no liability whatsoever in the event that Sublandlord and/or Landlord fails to furnish or perform any such services or obligations during the term of this Agreement.

     15.  Brokers. Licensee warrants and represents to Licensor that it has
          -------
dealt with no broker or real estate agent or made no agreement or created any liability with respect to this License and/or the Licenses Premises or in connection with the payment of brokerage or other commissions to anyone, and Licensee hereby agrees to indemnify, defend and hold Licensor harmless from and against all liability, cost or expense arising out of the claims of any other broker or real estate agent claiming by, through or under Licensee for a commission in connection with this Agreement and/or the transactions contemplated by this Agreement.

     16.  Notices. Whenever in this Agreement it shall be required or permitted
          -------
that notice or demand be given or served by either party to the other, such notice shall be in writing, and shall be deemed to have been duly given if sent by certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, charges prepaid, to the following addresses:

     If to Licensor:     Endeavor Technologies, Inc.
                         The Lenox Building
                         3399 Peachtree Street, N.E.
                         Suite 400
                         Atlanta, Georgia 30309
                         Attn:  W. Michael Heekin

     If to Licensee:     Matria Healthcare, Inc.
                         1850 Parkway Place, 12/th/ Floor
                         Marietta, Georgia 30067
                         Attn.: General Counsel

Either party may change its address and person to whose attention notice is to be given by giving notice as herein provided.

     17.  Miscellaneous.
          -------------

          a. This Agreement shall be governed by the laws of the State of Georgia, without regard to principles of conflicts of laws.

          b. This Agreement may not be recorded in any public office without the prior written consent of Licensor.

          c. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof, and may be amended only by a writing signed by Licensor and Licensee.

          d. The captions which appear at the beginning of each paragraph hereof are included solely for convenience of reference and are not intended to form a part of this Agreement.

          e. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective permitted successors and assigns.

          f. In the event Licensor, without any fault on its part, is a party to any proceeding, including litigation, commenced by or against Licensee or by or against any parties in possession of the Licensed Premises or any part thereof claiming under Licensee, Licensee shall pay, as an additional license fee, all costs, including, without limitation, attorneys' fees by or imposed by or upon Licensor in connection with such proceeding and costs of enforcement of this Agreement against Licensee.

     IN WITNESS WHEREOF, the parties have executed this License Agreement as of the day and year first above written.


ATTEST:                                 LICENSOR:

                                        ENDEAVOR TECHNOLOGIES, INC.

By: /s/ W. Michael Heekin               By: /s/ Blake Whitney
    ------------------------------          ------------------------------------

Print name: W. Michael Heekin           Print name: Blake Whitney
            ----------------------                  ----------------------------

Its:  Secretary                         Its: President
      ----------------------------           -----------------------------------



                                        LICENSEE:

                                        MATRIA HEALTHCARE, INC.


By:  /s/ Roberta L. McCaw               By: /s/ Frank D. Powers
     ----------------------------           ------------------------------------

Print name: Roberta L. McCaw            Print name: Frank D. Powers
            ---------------------                   ----------------------------

Its:  Vice President, Legal             Its: Executive Vice President & COO
      ---------------------------            -----------------------------------

                      CONSENT OF LANDLORD AND SUBLANDLORD
                      -----------------------------------


Corporate Property Investors, as Landlord under the Lease, and Premiere Communications, Inc., as Sublandlord under the Sublease, hereby consent to the license granted by Endeavor Technologies, Inc., as Licensor, to Matria Healthcare, Inc., as Licensee, pursuant to the foregoing License Agreement, and further acknowledge that the right to terminate the Lease or Sublease, if any, by virtue of the granting of such license, is hereby waived.


ATTEST:                                 LANDLORD:

                                        CORPORATE PROPERTY INVESTORS, INC.


By:_______________________________      By:___________________________________

Print name:_______________________      Print name:___________________________

Its:______________________________      Its:__________________________________

                                        Date:_________________________________



                                        SUBLANDLORD:

                                        PREMIERE COMMUNICATIONS, INC.


By:_______________________________      By:___________________________________

Print name:_______________________      Print name:___________________________

Its:______________________________      Its:__________________________________

                                        Date:_________________________________

                                   EXHIBIT A


                                   SUBLEASE


                  SEE EXHIBIT 10.4 TO REGISTRATION STATEMENT

                                   EXHIBIT B


                                     LEASE


            SEE EXHIBIT A TO EXHIBIT 10.4 TO REGISTRATION STATEMENT